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                                                                    EXHIBIT 7(j)


ADDITIONAL LIST OF REINSURANCE CONTRACTS

                                     EFFECTIVE
                TITLE                   DATE          REINSURER
                -----                ---------        ---------

Automatic Reinsurance Agreement        10/1/99   Employers Reassurance Corporation
No. 2927/GF-4145-81

Automatic & Facultative YRT            10/1/99   RGA Reinsurance Company
Reins Agreement #4715-00-00

Automatic Reins Agreement #5920-3      1/1/97    Transamerica Occidental Life Ins Co
a) Amendment No. 1 adding Surv
Options Premier as of 10/1/99

Automatic YRT Reinsurance Agreement    5/1/00    Gerling Global Life Reinsurance Co
No. PMA01YA